                                                                    EXHIBIT 10.3

                                 PROMISSORY NOTE

                                  July 29, 2003
                                  -------------
                                     (DATE)

FOR VALUE RECEIVED, BOYD BROS. TRANSPORTATION INC. a corporation located at the address stated below ("MAKER") promises, jointly and severally if more than one, to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION or any subsequent holder hereof (each, a "PAYEE") at its office located at 1000 WINDWARD CONCOURSE SUITE 403, ALPHARETTA, GA 30005 or at such other place as Payee or the holder hereof may designate, the principal sum of ONE MILLION FIVE HUNDRED SEVENTY NINE THOUSAND SIX HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($1,579,675.00), with interest on the unpaid principal balance, from the date hereof through and including dates of payment, at a floating per annum simple interest rate ("Contract Rate") as hereinafter calculated.

The Contract Rate for any given period ("Effective Period") following the first Effective Period shall be equal to the sum of (i) two and fifty hundredths percent (2.50%) per annum plus (ii) a variable per annum interest rate ("Current LIBOR"), which shall be equal to the rate under the column indicating the one month Eurodollar Deposits (London) ("LIBOR") as stated in the Federal Reserve Statistical Release H.15 (519) published on the first Business Day of the current month in which the applicable Effective Period ends. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current LIBOR shall be equal to the rate listed for LIBOR which is published in the Money Rates Column of the Wall Street Journal, Eastern Edition (or, in the event such rate is not so published, in such other nationally recognized publication as Payee may specify) on the first Business Day of the calendar month in which the applicable Effective Period ends. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

The first Effective Period shall begin on the date hereof, and shall continue through the earlier of (w) the date the first Periodic Installment (or part thereof) is received by Payee and (x) the date on which the first Periodic Installment is due. Each subsequent Effective Period shall begin on the day after the last day of the previous Effective Period and shall continue through the earlier of (y) the date the earliest due and unpaid Periodic Installment (or part thereof) is received by Payee and (z) the date on which the next Periodic Installment is due. The Contract Rate for the first Effective Period shall be equal to the sum of (i) two and fifty hundredths percent (2.50%) per annum plus
(ii) a variable per annum interest rate, which shall be equal to the rate listed for LIBOR under the column indicating the such rate as stated in the Federal Reserve Statistical Release H. 15 (519) published as of the first Business Day of the month in which the Effective Period ends.

Subject to the other provisions hereof, the principal and interest on this Note is payable in lawful money of the United States in Sixty (60) consecutive monthly installments as follows:

 Periodic
Installment                                  Amount
-----------                                  ------
1 thru 59                                 $28,758.27

each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on____________________and the following Periodic Installments shall be due and payable on the same day of each succeeding period (each, a "Payment Date"). All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.

The amount and number of the Periodic Installments will not change with fluctuations in the Contract Rate. Any increase in the Contract Rate shall be reflected by a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Any decrease in the Contract Rate shall be reflected as a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Notwithstanding the foregoing, at the end of each three (3) month period commencing with the first Payment Date hereof, Maker agrees to pay to Payee forthwith an additional sum ("Quarterly Payment") sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment.

If, and for so long as, the amount of interest due exceeds the amount of the Periodic Installment, Maker agrees to pay forthwith, in addition to (i) any Periodic Installment then due and (ii) any Quarterly Payment, the amount by which said interest exceeds the Periodic Installment. In the event interest only is required to be paid during any period, the interest for such period shall be due and payable monthly as it accrues and shall be calculated on the unpaid principal balance existing at the commencement of such period.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "SECURITY AGREEMENT").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period: Prior to the first annual anniversary date of this Note: one percent (1%) and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "OBLIGOR") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

                                     BOYD BROS. TRANSPORTATION INC.

_______________________________      By:___________________________________
(Witness)
_______________________________      Name:_________________________________
(Print name)
_______________________________      Title:________________________________
(Address)

                                     Federal Tax ID #: 636006515

                                     Address: 3275 Highway 30, Clayton, Barbour
                                              County, AL 36016

                                     ANNEX A
                                       TO
                           COLLATERAL SCHEDULE NO. 004
                          TO MASTER SECURITY AGREEMENT
                            DATED AS OF MAY 21, 2002

                      CERTIFICATE OF DELIVERY/INSTALLATION

To: General Electric Capital Corporation (together with its successors and assigns, if any, "SECURED PARTY")

         Pursuant to the provisions of the above Collateral Schedule to the above Master Security Agreement and the related Promissory Note (collectively, the "LOAN"), the undersigned ("DEBTOR") hereby certifies and warrants that (a) all Equipment listed below has been delivered and installed (if applicable); (b) the Debtor has inspected the Equipment, and all such testing as it deems necessary has been performed by Debtor, Supplier or the manufacturer; (c) Debtor has found all such Equipment to be satisfactory and meets all applicable specifications and is fully operational for its intended use; and (d) the Equipment was first delivered to Debtor on_____________________and copies of the Bill(s) of Lading or other documentation acceptable to Secured Party which show the date of delivery are attached hereto.

 NUMBER
OF UNITS       MANUFACTURER              SERIAL NUMBERS               MODEL AND TYPE OF EQUIPMENT
--------      -------------             -----------------             ---------------------------
   1          International             2HSCNASR04C078803                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR24C078804                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR44C078805                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR64C078806                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR84C078807                 9400i SBA 6x4 Tractor
   1          International             2HSCNASRX4C078808                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR14C078809                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR84C078810                 9400i SBA 6x4 Tractor
   1          International             2HSCNASRX4C078811                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR14C078812                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR34C078813                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR54C078814                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR74C078815                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR94C078816                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR04C078817                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR24C078818                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR44C078819                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR04C078820                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR24C078821                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR44C078822                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR64C078823                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR84C078824                 9400i SBA 6x4 Tractor
   1          International             2HSCNASRX4C078825                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR14C078826                 9400i SBA 6x4 Tractor
   1          International             2HSCNASR34C078827                 9400i SBA 6x4 Tractor

Equipment immediately listed above is located at 825 W. Leffel Lane, Springfield, Clark County, OH 45506

                                        BOYD BROS. TRANSPORTATION INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                  CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

General Electric Capital Corporation
1000 Windward Concourse Suite 403
Alpharetta, GA 30005

Gentlemen:

         You (and/or your successors or assigns, "YOU") have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other choses in action (herein designated "ACCOUNTS") arising from the bona fide sale or lease to us, by various vendors or lessors, of equipment and inventory (herein designated "COLLATERAL") and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

         In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

         All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

         We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.

         This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

         A default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall result if we fail to pay any sum when due on any Account or agreement, or if we breach any of the other terms and conditions thereof, or if we become insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against us, or if any of our property is seized, attached or levied upon. Upon our default any or all Accounts and agreements shall, at your option, become immediately due and payable without notice or demand to us or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other disposition of collateral, and all other notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

         All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

         This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, this agreement is executed this________________day of____________________,_______.

                          BOYD BROS. TRANSPORTATION INC.
                          (Name of Proprietorship, Partnership or
                          Corporation, as applicable)

                          By:___________________________________________________
                                 (Signature)

                          Title:________________________________________________
                                 (Owner, Partner or Officer, as applicable)

                          Address: 3275 Highway 30, Clayton, AL 36016

                           COLLATERAL SCHEDULE NO. 004

THIS COLLATERAL SCHEDULE NO. 004 is annexed to and made a part of that certain Master Security Agreement dated as of May 21, 2002 between General Electric Capital Corporation, together with its successors and assigns, if any, as Secured Party and Boyd Bros. Transportation Inc. as Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated ___________________ in the original principal amount of $1,579,675.00.

QUANTITY         MANUFACTURER        SERIAL NUMBER           YEAR/MODEL AND TYPE OF EQUIPMENT
--------        -------------      -----------------         --------------------------------
   1            International      2HSCNASR04C078803            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR24C078804            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR44C078805            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR64C078806            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR84C078807            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASRX4C078808            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR14C078809            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR84C078810            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASRX4C078811            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR14C078812            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR34C078813            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR54C078814            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR74C078815            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR94C078816            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR04C078817            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR24C078818            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR44C078819            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR04C078820            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR24C078821            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR44C078822            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR64C078823            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR84C078824            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASRX4C078825            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR14C078826            2004 9400i SBA 6x4 Tractor
   1            International      2HSCNASR34C078827            2004 9400i SBA 6x4 Tractor

Equipment immediately listed above is located at: 825 W. Leffel Lane, Springfield, Clark County, OH 45506

and including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof.

Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1 (b), (c) or (d) of Executive Order No. 13224 (September 23,2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

SECURED PARTY:                               DEBTOR:

GENERAL ELECTRIC CAPITAL CORPORATION         BOYD BROS. TRANSPORTATION INC.

By:_________________________________         By:________________________________

Name:_______________________________         Name:______________________________

Title:______________________________         Title:_____________________________

Date:_______________________________         Date:______________________________

                               Date July 29, 2003

General Electric Capital Corporation
1000 Windward Concourse Suite 403
Alpharetta, GA 30005

Gentlemen:

         You are hereby irrevocably authorized and directed to deliver and apply the proceeds of your loan to the undersigned evidenced by that Note dated _______________and secured by that Security Agreement or Chattel Mortgage dated May 21, 2002, as follows:

         International Engine & Truck Corp.                  $1,579,675.00

         This authorization and direction is given pursuant to the same authority authorizing the above-mentioned borrowing.

                                              Very truly yours,

                                                BOYD BROS. TRANSPORTATION INC.

                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________

Boyd Bros. Transportation Inc.
3275 Highway 30
Clayton, AL 36016

RE: AMENDMENT ON SELF-INSURANCE

Gentlemen:

This letter is written in connection with our chattel mortgage, security agreement or lease agreement ("CONTRACT"), dated as of May 21, 2002, and the collateral or equipment described therein ("EQUIPMENT"). We hereby propose to amend the Contract as follows:

Anything in the Contract to the contrary notwithstanding, it is agreed that you shall have the right, at your sole risk and expense, to self-insure the Equipment against the risk of loss or damage. However, if at any time the undersigned shall reasonably deem itself insecure with such self-insurance, then you agree, upon receipt of notice from the undersigned, to obtain insurance against such risk from companies acceptable to the undersigned as required by the Contract.

Except as expressly amended hereinabove, the Contract would remain in full force and effect. Nothing in this letter shall be deemed to be a waiver of any liability insurance coverage that may be required by the Contract and, to the extent that such coverage is required by the Contract, it is agreed and understood that you must, at your sole cost and expense, obtain such coverage from companies acceptable to the undersigned.

If the foregoing is acceptable, please evidence your consent by executing in the appropriate space provided below and returning the fully executed copy to the undersigned.

                                              Very truly yours,

                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________

AGREED TO AND ACCEPTED

BOYD BROS. TRANSPORTATION INC.

By:_________________________________

Name:_______________________________

Title:______________________________

Date:_______________________________